                                   ESCROW AGREEMENT


          THIS ESCROW AGREEMENT, dated as of September 10, 1998, is by and among INTEK GLOBAL CORPORATION, a Delaware corporation ("INTEK"), INTEK LICENSE ACQUISITION CORP., a Delaware corporation (the "ILAC"), and NATIONAL RURAL TELECOMMUNICATIONS COOPERATIVE, a non-profit cooperative association organized under the laws of the District of Columbia ("NRTC") and U.S. TRUST COMPANY, NATIONAL ASSOCIATION ("Escrow Agent"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Auction Participation and License Partitioning Agreement entered into August 17, 1998 by and between Intek, ILAC and NRTC (the "Auction Agreement").

                                      RECITALS:

          WHEREAS, Intek, through its wholly owned subsidiary Roamer One, Inc., owns, operates and manages two-way land mobile radio stations in the 220-222 MHZ band (the "220 MHZ Band") within the United States.

          WHEREAS, Intek desires to enhance the coverage and capacity of those Roamer One operated licenses in certain markets through acquisition of additional channel capacity acquired through the auction of Phase II 220 MHZ Band licenses (the "220 MHZ Auction") to be conducted by the Federal Communications Commission ("FCC" or "Commission") and has formed ILAC to participate in such auction;

          WHEREAS, NRTC is a non-profit cooperative of rural telecommunications companies, many of which are interested in procuring such channel capacity in the 220 MHZ Band as may reasonably accommodate the needs of their markets;

          WHEREAS, the 220 MHZ Auction will award through competitive bidding Phase II 220 MHZ Band licenses on a nationwide, Regional Economic Area Grouping ("REAG") and Economic Area ("EA") basis as defined by the FCC;

          WHEREAS, the parties have entered into the Auction Agreement to enable the purchase by ILAC of certain Phase II 220 MHZ Band licenses (the "Licenses") in the 220 MHZ Auction and to allow for the post-auction partitioning and disaggregation (hereinafter "partitioning") of those certain Licenses;

          WHEREAS, pursuant to Section 1.3 of the Auction Agreement, NRTC shall prepare and deliver to ILAC no later than September 10, 1998, a
Schedule 2 to be attached as part of the Auction Agreement, setting forth the maximum dollar amount NRTC is willing to pay for the NRTC partitioned licenses within the Targeted Licenses (the "NRTC Maximum"); and

          WHEREAS, pursuant to Section 4.2 of the Auction Agreement, NRTC has agreed to deposit with Escrow Agent the sum total of the NRTC Maximum amounts for each of the Target Licenses (to be used solely for the purpose of making payments with respect to NRTC's portion of partitioned licenses within the Targeted Licenses) not later than September 10, 1998 (the "NRTC Deposit").

          NOW, THEREFORE, Intek, ILAC, NRTC and the Escrow Agent hereby agree as follows:

          1.   ESCROW FUND; EARNINGS.

               a. The NRTC Deposit is herewith deposited by NRTC with the Escrow Agent, together with Schedule 2 to the Auction Agreement, receipt of which the Escrow Agent hereby acknowledges, subject to the satisfaction of the following condition (the "Effective Condition"):

     ILAC shall deliver to Escrow Agent, on or before 5:00 p.m., Eastern Standard Time, on September 10, 1998, one original of this Agreement, duly executed by ILAC, accompanied by a letter or certificate from ILAC stating that the Auction Agreement and Schedule 2 thereto has been duly executed by an authorized agent of ILAC and is the Auction Agreement and Schedule 2 thereto described in the preamble of this Agreement.

If Escrow Agent receives such agreement and letter or certificate, then the Effective Condition shall be satisfied, and Escrow Agent shall hold the NRTC Deposit in accordance with the other terms and conditions of this Agreement as the "Escrow Fund." If Escrow Agent does not receive such agreement and letter or certificate, then the Effective Condition shall not be satisfied and Escrow Agent shall distribute the NRTC Deposit, together with interest thereon, to NRTC on the next business day thereafter and this Agreement shall terminate.

               b.   In the event NRTC and ILAC subsequently agree to amend
Schedule 2 to the Auction Agreement to provide for an increase in the NRTC Maximum amounts set forth therein, NRTC shall deposit with Escrow Agent the increase in the sum total of the NRTC Maximum amount as shown on such amended
Schedule 2, together with a copy of the amended Schedule 2, and such amount shall be added to and become a part of the "Escrow Fund."

               c. All taxes in respect of earnings on the Escrow Fund shall be the obligation of and shall be paid when due by NRTC. All accumulated earnings (net of accumulated losses) on the Escrow Fund shall be paid to NRTC monthly and shall not become part of the Escrow Fund. Upon receipt of the NRTC Deposit, Escrow Agent shall invest all cash funds, if any, comprising the Escrow Fund in a Money Market Fund (as defined in Section 2), so that immediately available funds will be available for payment.

          2. INVESTMENT OF ESCROW FUND. Escrow Agent shall invest and reinvest all cash funds from time to time comprising the Escrow Fund, together with the earnings thereon, in any shares of a money market fund registered under the Investment Company Act of 1940 the sole assets of which are (a) bonds or other obligations or, or guaranteed by, the government of the United States of America or any State thereof or the District of Columbia or agencies thereof and not having maturities of greater than thirty (30) days; (b) commercial paper that is rated, at the time of Escrow Agent's investment therein or contractual commitment providing for such investment, at least P-1 by Moody's Investors Service, Inc. ("MOODY'S") and A-1 by Standard & Poor's Corporation ("S&P") and not having maturities of greater than thirty (30) days; (c) corporate obligations that are rated, at the time of Escrow Agent's investment therein or contractual commitment providing for such investment, among the two highest ratings by any nationally recognized statistical ratings organization and not having maturities of greater than thirty (30) days; (d) demand or time deposits in, certificates of deposit of or bankers' acceptances issued by (i) a depository institution or trust company incorporated under the laws of the United States of America, any State thereof or the District of Columbia or (ii) a United States branch office or agency of a foreign depository institution or trust company if, in any such case, the depository institution, trust company or office or agency has combined capital and surplus of not less than One Hundred Million Dollars ($100,000,000) (any such institution being herein called a "PERMITTED BANK") and not having maturities of greater than thirty (30) days; (e) repurchase obligations of a Permitted Bank or securities dealer (acting as principal) meeting the capital and surplus requirements specified for a Permitted Bank with respect to any bond or other obligation referred to in clause (a) above; or repurchase agreements collateralized by such obligations (a "MONEY MARKET FUND").

          3. OBLIGATIONS SECURED BY THE ESCROW FUND. The Escrow Fund shall be held by Escrow Agent as a trust fund and shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose and subject to the terms and conditions set forth in this Agreement.

          4. RELEASE OF THE ESCROW FUND PRIOR TO CLOSING. Escrow Agent, upon receipt of a certificate from NRTC in substantially the form of EXHIBIT I attached hereto (a "NRTC'S CERTIFICATE OF INSTRUCTION"), shall, not later than the third business day next following its receipt thereof, give written notice to ILAC of its receipt, together with a copy, of such NRTC Certificate of Instruction. If Escrow Agent shall not, within five (5) days after it shall have given such notice to ILAC, have received from ILAC a certificate in substantially the form of EXHIBIT II attached hereto (an "ILAC'S OBJECTION CERTIFICATE") in respect of the Certificate of Instruction to which such notice relates, then Escrow Agent shall, pay over to NRTC, all funds in the Escrow Fund. The applicable circumstances which may be set forth in the NRTC's Certificate of Instruction are the following:

                    (i) the Auction Agreement is terminated by mutual consent of NRTC and ILAC;

                    (ii) the Auction Agreement is automatically terminated by reason of the occurrence of an event described in Sections 8.1, 8.2, 8.3 of the Auction Agreement;

                    (iii) either party has elected to terminate the Auction Agreement because there has been a Material Unsecured Breach by the other party as described in Section 8.4 of the Auction Agreement;

                    (iv) either party has elected to terminate the Auction Agreement because the event described in Section 8.5 of the Auction Agreement has occurred.

In such event, the Escrow Fund and any interest accrued thereon shall be distributed to NRTC by wire transfer to the NRTC account.

          5. PROCEDURE FOR RELEASE OF ESCROW FUND. The following procedure shall apply with respect to the release of the Escrow Fund under this Agreement.

               a. TARGET LICENSE DEPOSIT PAYMENTS. In the event ILAC is the winning bidder of one or more Target Licenses in the 220 MHZ Auction, ILAC shall submit a certificate or letter to Escrow Agent, together with a copy of the FCC Public Notice as published in the FCC Daily Digest (the "FCC Auction Closing Notice"), announcing the conclusion of the 220 MHZ Auction, establishing the deposit payment dates, the amount of winning bids of any Target Licenses acquired by ILAC and the amount of the deposit payments required with respect thereto. The letter or certificate from ILAC shall set forth (1) each Target License on which ILAC made a winning bid; (2) the winning bid amount for each such License; (3) the amount of deposit payment required by the FCC with respect to each such License; (4) the application of the "Upfront Payment" (as described in the Auction Agreement) towards such deposit payment; and (5) the dollar amount of the Escrow Fund to be released to ILAC for the balance of the deposit payment for each such License in an amount not in excess of the NRTC Maximum for each such License, as set forth on Schedule 2 to the Auction Agreement, as the same may have been amended. Upon receipt of such letter or certificate and the FCC Auction Closing Notice, Escrow Agent shall release the Escrow Fund to ILAC to the extent necessary to make the required deposit payments shown to be due, not less than three (3) Business Days before such payments are due.

               b. TARGET LICENSE AWARD PAYMENTS. When the FCC makes a public announcement published in the FCC Daily Digest indicating the final award, subject to receipt of final payment, of licenses in the 220 MHz Auction (the "FCC Award Notice"), ILAC shall submit a letter or certificate to Escrow Agent to request a release of additional amounts from the Escrow Fund to make the final payments required by the FCC with respect to the winning binds on the Target Licenses acquired by ILAC. The letter or certificate from ILAC shall set forth (1) each Target License acquired by ILAC; (2) the winning bid amount for each such License; (3) the remaining balance due with respect to each such License; and (4) the dollar amount of the Escrow Fund to be released to ILAC for the remaining balance due for each such License in an amount not in excess of the NRTC Maximum for each such License, as set forth on Schedule 2 to the Auction Agreement, as the same may have been amended. Upon receipt of such letter or certificate and the FCC Award Notice, Escrow Agent shall release the Escrow Fund to ILAC to the extent necessary to make the required final payments shown to be due, not less than three (3) Business Days before such payments are due.

               c. CLOSE OF ESCROW. In the event no Target Licenses are purchased at the 220 MHZ Auction, or any portion of the Escrow Fund remains after disbursement to ILAC for all acquired Target Licenses (as set forth in subsection 5(b) above), all Escrow Funds remaining, together with any accrued interest, shall be released to NRTC.

          6. TERMINATION DATE. This Agreement shall terminate on the release and discharge of the Escrow Fund as permitted in Sections 4 and 5 herein (the "Termination Date").

          7. DUTIES AND OBLIGATIONS OF ESCROW AGENT; FEES OF ESCROW AGENT. The duties and obligations of Escrow Agent shall be determined solely by the provisions of this Agreement and the Certificates referred to in the Exhibits hereto delivered in accordance herewith, Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document, and Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement. In furtherance and not in limitation of the foregoing:

               a. NRTC shall pay all fees and expenses of the Escrow Agent for its services hereunder as and when billed by Escrow Agent and shall reimburse and indemnify Escrow Agent for, and hold it harmless against any loss, liability, cost or expense, including but not limited to reasonable attorneys' fees, reasonably incurred on the part of Escrow Agent in connection with Escrow Agent's duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Agreement (and Escrow Agent may debit the Escrow Fund for such amounts if its invoice is not paid within 30 days); provided that, notwithstanding the foregoing, NRTC shall not be required to indemnify Escrow Agent for any such loss, liability, cost or expense arising as a result of its willful misconduct or gross negligence;

               b. Escrow Agent shall not be liable for any loss of interest sustained as a result of investments made hereunder in accordance with the terms hereof, including any liquidation of any investment of the Escrow Fund prior to its maturity effected to make a payment required by the terms of this Agreement;

               c. Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered;

               d. Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith; provided that, notwithstanding any other provision in this Agreement, Escrow Agent shall be liable for its willful misconduct or gross negligence;

               e. Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

               f. In the event that Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, subject to those of its duties hereunder as to which there is no such uncertainty, shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by each of the parties hereto or by a final order or judgment of a court of competent jurisdiction; provided that, in the event Escrow Agent has not received such written direction or court order or judgment within ninety (90) days after requesting same, it shall have the right to interplead ILAC and NRTC in any court of competent jurisdiction and request that such court determine its rights and duties hereunder; and

               g. Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of California and Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto.

          8. COOPERATION. ILAC and NRTC shall provide to Escrow Agent all instruments and documents within their respective powers to provide that are necessary for Escrow Agent to perform its duties and responsibilities hereunder.

          9.   RESIGNATION AND REMOVAL OF ESCROW AGENT.

               a.   Escrow Agent may resign as escrow agent hereunder thirty
(30) days following the giving of written notice thereof to ILAC and NRTC. Similarly, Escrow Agent may be removed and replaced as escrow agent hereunder thirty (30) days following the giving of written notice to Escrow Agent by ILAC and NRTC. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor Escrow Agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal, Escrow Agent shall deliver the property comprising the Escrow Fund to such successor Escrow Agent.

               b. If ILAC and NRTC are unable to agree upon a successor Escrow Agent, or shall have failed to appoint a successor Escrow Agent prior to the expiration of thirty (30) days following the date of the notice of such resignation or removal, the then acting Escrow Agent shall petition a court of competent jurisdiction to appoint a successor, provided that any such successor selected shall be a Permitted Bank referred to in subclause
(i) of clause (d) of Section 2.

               c. Upon acknowledgment by any duly appointed successor Escrow Agent of the receipt of the property then comprising the Escrow Fund, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the provisos contained in clauses (a) and (d) of Section 8.

          10. NOTICES. All notices and other communications required or permitted hereunder must be in writing and will be deemed to have been duly given if delivered (personally or by overnight courier) or mailed (by certified mail return receipt requested, first class postage prepaid) to the parties at the following addresses:

If to NRTC to:           Charles Horton
                         NRTC
                         2201 Cooperative Way
                         Suite 400
                         Herndon, VA  20171
                         Facsimile: (703) 793-1980

                         and

                         Steven T. Berman
                         NRTC
                         2201 Cooperative Way
                         Suite 400
                         Herndon, VA  20171
                         Facsimile: (703) 797-9301

With a copy to:          Jack Richards
                         Keller & Heckman
                         1001 G Street, N.W.
                         Washington, D.C.  20001
                         Facsimile: (202) 434-4653

If to Intek:             Robert Shiver
                         Intek Global Corporation
                         214 Carnegie Center
                         Suite 304
                         Princeton, New Jersey  08540-6237
                         Facsimile (609) 419-1282

                         and

                         George Valenti
                         Intek Global USA
                         1690 Topping Avenue
                         Kansas City, MO  64120
                         Facsimile: (816) 920-1102


With a copy to:          Robert B. Kelly
                         Squire, Sanders & Dempsey LLP
                         1201 Pennsylvania Ave., N.W.
                         Post Office Box 407
                         Washington, D.C.  20044-0407
                         Facsimile: (202) 626-6780

If to ILAC:              David Neibert
                         Intek License Acquisition Corp.
                         24327 VanOwen Street
                         Suite 206
                         West Hills, California  91307
                         Facsimile: (818) 610-0313

If to Escrow Agent, to:  U.S. Trust Company, National Association
                         515 South Flower Street
                         Suite 2700
                         Los Angeles, CA  90071-2291
                         Attn:  Corporate Trust Department
                         Facsimile:  (213) 488-1370


or to such other address or number, or to the attention of such other Person, as any party may designate, at any time, in writing in conformity with these notice provisions. Failure to send a copy to counsel shall not invalidate the notice.

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 9 will (a) if delivered personally or by overnight courier, be deemed given upon delivery, and (b) if delivered by mail in the manner described above, be deemed given on the fifth day after deposit in a regular depositary of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving notice to the other parties hereto specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

          11. AMENDMENTS, ETC. This Agreement may be amended, modified, superseded or canceled, and any of the terms hereof may be waived, only by a written instrument executed by or on behalf of each of the parties hereto. No waiver by any party of any breach of any term contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or a waiver of any breach of any other term contained in this Agreement.

          12. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California, without reference to principles of conflicts of law.

          13.  JURISDICTION AND SERVICE OF PROCESS.

               ILAC AND NRTC (THE "SUBMITTING PARTIES") HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF BROUGHT BY THE SUBMITTING PARTIES. IN THE EVENT THAT THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA SHALL NOT

HAVE JURISDICTION OVER THE SUBMITTING PARTIES ON SUCH MATTERS, THE SUBMITTING PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF CALIFORNIA. THE SUBMITTING PARTIES TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVE, AND SHALL NOT ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (B) HEREBY WAIVE THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. THE SUBMITTING PARTIES HEREBY CONSENT TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 9 HEREOF. FINAL JUDGMENT AGAINST ANY OF THE SUBMITTING PARTIES IN ANY SUCH ACTION,
SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF SUCH SUBMITTING PARTY THEREIN DESCRIBED OR
(B) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION.

          14. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement may be executed in several counterparts, each of which is an original but all of which together shall constitute one instrument.

          15. SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

          16. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                         NATIONAL RURAL TELECOMMUNICATIONS COOPERATIVE


                         By: /s/
                            ---------------------------------------------------
                         Name:
                              -------------------------------------------------
                         Title:
                               ------------------------------------------------


                         INTEK GLOBAL CORPORATION


                         By: /s/
                            ---------------------------------------------------
                         Name:
                              -------------------------------------------------
                         Title:
                               ------------------------------------------------


                         INTEK LICENSE ACQUISITION CORP.


                         By: /s/
                            ---------------------------------------------------
                         Name:
                              -------------------------------------------------
                         Title:
                               ------------------------------------------------


                         U.S. TRUST COMPANY, NATIONAL ASSOCIATION


                         By: /s/
                            ---------------------------------------------------
                         Name:
                              -------------------------------------------------
                         Title:
                               ------------------------------------------------

                                                                      EXHIBIT I

                          NRTC'S CERTIFICATE OF INSTRUCTION

                                          TO

                       U.S. TRUST COMPANY, NATIONAL ASSOCIATION

                                   AS ESCROW AGENT


     The undersigned, National Rural Telecommunications Cooperative ("NRTC"), pursuant to Section 4 of the Escrow Agreement, dated as of September 10, 1998, hereby:

     (a) certifies that the Auction has concluded and no Target Licenses were acquired at Auction (as set forth in the Auction Agreement) or the Auction Agreement has terminated because [list one of reasons in
          Section 4]; and
     (b) instructs you, subject to and after your compliance with the provisions of Section 4 of the Escrow Agreement, to pay to NRTC the Escrow Fund.


                         NATIONAL RURAL TELECOMMUNICATIONS
                         COOPERATIVE


                         By:
                            ---------------------------------------------
                            ---------------------------------------------
                         Its:
                             --------------------------------------------

                                                                    EXHIBIT II

                             ILAC'S OBJECTION CERTIFICATE

                                          TO

                       U.S. TRUST COMPANY, NATIONAL ASSOCIATION

                                   AS ESCROW AGENT


     The undersigned, Intek License Acquisition Corp. ("ILAC") pursuant to
Section 4 of the Escrow Agreement dated as of September 10, 1998, hereby:

     (a)  certifies that (i) NRTC is not entitled to the Escrow Fund, and
          (ii) the undersigned has sent to NRTC a written statement dated _________, 199_ to such effect; and
     (b) objects to your making payment to NRTC as provided in such certificate of NRTC.


                              INTEK LICENSE ACQUISITION CORP.


                              By:
                                 ----------------------------------------

                              Its:
                                  ---------------------------------------



                              By:
                                 ----------------------------------------

                              Its:
                                 ----------------------------------------